Exhibit 99.1

SABMILLER AND MOLSON COORS NAME TIM WOLF CHIEF INTEGRATION OFFICER AND GAVIN HATTERSLEY CHIEF FINANCIAL OFFICER OF MILLERCOORS JOINT VENTURE

Highly Seasoned Executives will Play Critical Roles in Launch of MillerCoors Joint Venture

9 April 2008 (London and Denver) — SABMiller plc (SAB.L) and Molson Coors Brewing Company (NYSE: TAP; TSX) today named two executives to key positions in the MillerCoors joint venture, effective upon the closing of the transaction. Tim Wolf was named Chief Integration Officer-designate and Gavin Hattersley was appointed Chief Financial Officer-designate of the prospective U.S. joint venture announced by SABMiller and Molson Coors on 9 October 2007.

As previously announced, Leo Kiely, current CEO of Molson Coors, will be the CEO of the joint venture, and Tom Long, current CEO of Miller, will serve as President and Chief Commercial Officer.

Leo Kiely, Chief Executive of Molson Coors, said, “This is a very exciting time for both Coors and Miller and I am delighted that Gavin and Tim will be joining me at MillerCoors as we work to provide our consumers and distributors with greater choice, product availability and increased innovation. Both Tim and Gavin are seasoned industry leaders with extensive backgrounds in corporate financial management and proven success in delivering results.”

“We are cooperating fully with regulators in the antitrust clearance process and continue to prepare for the transaction to close by mid-2008, following regulatory clearance.  We felt it was critical to designate the CFO and CIO roles now in order to facilitate the planning process and allow us to hit the ground running upon close.”

“As the new entity’s Chief Financial Officer, Gavin Hattersley will be responsible for establishing strong financial management and commercial disciplines for the joint venture and for reporting financial performance to the two shareholders,” said Kiely. “He is a respected financial leader with deep expertise in the beer business and has a proven track record of delivering synergies. Throughout his career he has built a reputation for his leadership, integrity and business acumen. In the industry, he’s been widely recognized as a source of strength at Miller over the last five years and I look forward to working closely with him.”

Mr. Hattersley has served as Senior Vice President of Finance at Miller Brewing Company since 2002. Prior to that role, Mr. Hattersley held various positions at SAB Limited in Johannesburg, South Africa, including chief financial officer with responsibility for the financial aspects of all breweries and sales, distribution finances, credit management and finance re-engineering.  Prior to joining SAB Limited in 1997, Mr. Hattersley held various financial positions at Barloworld Limited.

“Tim Wolf will lead the integration process and the disciplined delivery of the $500 million integration synergy goal,” said Kiely.  “He has an outstanding track record in achieving and exceeding synergy goals at Molson Coors, as well as generating significant value for shareholders. During his more than thirteen years at Coors and Molson Coors, Tim and our team have driven a 16-fold increase in the value of the company.  His accomplishments have built the strong reputation and credibility our company enjoys with investors today.  As a leader, he is passionate about the beer business and the people who make it happen day-to-day.”

Mr. Wolf has served as Chief Financial Officer of Molson Coors since the 2005 merger of Molson Inc. and the Adolph Coors Company. Prior to 2005, Mr. Wolf served ten years as Chief Financial Officer for the Adolph Coors Company and Coors Brewing Company. Before joining Coors, Mr. Wolf spent 16 years in various senior planning, strategy and control positions at PepsiCo and The Walt Disney Company. He is a member of the Xcel Energy Board of Directors.

The closing of the joint venture transaction is subject to obtaining clearance from U.S. competition authorities, certain other regulatory clearances and any required third-party consents.  The Miller business and the Coors business will continue to be conducted separately and in the ordinary course until completion of the transaction.

Overview of SABMiller

SABMiller plc is one of the world’s largest brewers with brewing interests or distribution agreements in over 60 countries across six continents. The group’s brands include premium international beers such as Miller Genuine Draft, Peroni Nastro Azzurro, Grolsch and Pilsner Urquell, as well as an exceptional range of market leading local brands.  Outside the USA, SABMiller plc is also one of the largest bottlers of Coca-Cola products in the world.  In the year ended 31 March 2007, the group reported $3,154 million adjusted pre-tax profit and revenue of $18,620 million.  SABMiller plc is listed on the London and Johannesburg stock exchanges.

For more information on SABMiller plc, visit the company’s website: www.sabmiller.com.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. It brews, markets and sells a portfolio of leading premium quality brands such as Coors Light, Molson Canadian, Molson Dry, Carling, Coors, and Keystone Light. It operates in Canada, through Molson Canada; in the US, through Coors Brewing Company; in the UK and Europe, through Coors Brewers Limited. For more information on Molson Coors Brewing Company, visit the company’s Web site, http://www.molsoncoors.com.

Overview of Miller

Miller produces, markets and sells the Miller portfolio of brands in the U.S.  The Miller business to be contributed to the joint venture (the “Miller Business”) does not include the sales of Miller brands outside the U.S., but does include the sale of other SABMiller brands in the U.S.

Overview of Coors

Coors produces, markets and sells the Coors portfolio of brands in the U.S. and Puerto Rico, which is managed as an integral part of the U.S. business, and also holds 50% interests in the Rocky Mountain Metal Corporation and Rocky Mountain Bottle Corporation joint ventures.  The Coors business to be contributed to the joint venture (the “Coors Business”) will not include the sales of Coors brands outside the U.S. and Puerto Rico.  The business to be contributed does include the sale of other Molson Coors brands in the U.S. and Puerto Rico.

This announcement is for information only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This announcement does not constitute an offer to sell or issue or the solicitation of an offer to buy or acquire the securities of SABMiller or Molson Coors (the “Companies”) in any jurisdiction.

The distribution of this announcement may be restricted by law. Persons into whose possession this announcement comes are required by the Companies to inform themselves about and to observe any such restrictions.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws, and language indicating trends, such as “anticipated” and “expected”. It also includes financial information, of which, as of the date of this press release, the Companies’ independent auditors have not completed their review.  Although the Companies believe that the assumptions upon which their respective financial information and their respective forward-looking statements are based are reasonable, they can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Companies’ projections and expectations are disclosed in Molson Coors’ filings with the Securities and Exchange Commission and in SABMiller’s annual report and accounts for the year ended 31 March 2007 and in other documents which are available on SABMiller’s website at www.sabmiller.com. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; failure to realize anticipated results from synergy initiatives; failure to obtain regulatory consents or other third party approvals; and increases in costs generally.  All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Neither SABMiller nor Molson Coors undertakes to update forward-looking statements relating to their respective businesses, whether as a result of new information, future events or otherwise.  Neither SABMiller nor Molson Coors accepts any responsibility for any financial information contained in this press release relating to the business or operations or results or financial condition of the other or their respective groups.

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Contacts

For further information, please contact:

SABMiller / Miller		Tel:	+44 20 7659 0100/ 414 931-6313
Isabel Unsworth	Interim Business Media Relations Manager	Tel:	+44 20 7659 0131

Molson Coors / Coors
Kabira Hatland	Media Relations, Molson Coors	Tel:	303 277-2555